Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On December 31, 2021, in furtherance of its strategy to provide year-round engagement and to expand into one of the highest growth business sectors in North America, Emerald X, LLC (“Emerald X”), a Delaware limited liability company and wholly owned subsidiary of Emerald Holding Inc. (“we”, “us” or “Emerald”), executed an asset purchase agreement to acquire substantially all of the assets and assume certain liabilities associated with the business known and operated as MJBiz from Anne Holland Ventures, Inc. (“AHV”), a Rhode Island corporation, (the “MJBiz Acquisition”).  The total estimated purchase price is $142.2 million, which included an initial cash payment of $118.2 million and contingent consideration with an estimated fair value of $24.0 million.

The following unaudited pro forma condensed combined financial information is based on the historical audited consolidated financial statements of Emerald Holding, Inc., a Delaware corporation (“we”, “us”, or “Emerald”), appearing in Emerald’s Annual Report on Form 10-K/A for the year ended December 31, 2020 and the unaudited condensed consolidated financial statements of Emerald appearing in Emerald’s Form 10-Q for the quarterly period ended September 30, 2021 and the Anne Holland Ventures, Inc. and subsidiary (“AHV”) historical audited consolidated financial statements as of and for the year ended December 31, 2020 and the unaudited condensed consolidated financial statements of AHV as of and for the nine months ended September 30, 2021 filed as Exhibits 99.1 and 99.2, respectively, to Emerald’s Current Report on Form 8-K/A (the “Form 8-K/A) to which the following unaudited pro forma condensed combined financial information is being filed as Exhibit 99.3 as adjusted to illustrate the estimated pro forma effects of the MJBiz Acquisition.

The unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786, the unaudited pro forma financial information has been derived from, and should be read in conjunction with, the accompanying notes to the unaudited pro forma combined financial information and the historical consolidated financial statements and accompanying notes.  The unaudited pro forma balance sheet gives effect to the MJBiz Acquisition as if it had occurred on September 30, 2021.  The unaudited pro forma statements of operations give effect to the MJBiz Acquisition as if it had occurred on January 1, 2020.

The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable.  The pro forma adjustments and certain assumptions underlying these adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma financial information.  In addition, the unaudited pro forma financial information has been compiled in accordance with the accounting policies of Emerald as set out in the historical financial statements of Emerald included in its Annual Report on Form 10-K/A for the year ended December 31, 2020.

The MJBiz Acquisition has been accounted for and is presented in the unaudited pro forma condensed financial information as a purchase business combination in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations.  Under ASC 805, the excess of the purchase price over the fair value of assets acquired and liabilities assumed is recorded as goodwill.  The pro forma adjustments reflect our estimates of the purchase price allocation related to the MJBiz Acquisition.  The unaudited pro forma balance sheet includes an estimate of fair value adjustments for property and equipment, intangible assets such as tradenames and customer relationships, and the unaudited pro forma condensed combined statements of operations includes estimates of incremental amortization expense associated with the above-described fair value adjustments.  The pro forma adjustments do not include adjustments to deferred tax assets or liabilities as the transaction was deemed to be an asset sale for tax purposes.  The structure of the transaction and certain elections we may make in connection with the MJBiz Acquisition and subsequent tax filings may impact the actual amount of deferred tax liabilities and deferred tax assets that may need to be recognized.

The unaudited pro forma condensed combined financial information contained in this Exhibit 99.3 is for informational purposes only and is not intended to represent or be indicative of the consolidated results of operations or financial position that we would have reported had the MJBiz Acquisition been completed as of the dates presented and should not be taken as representative of our future consolidated results of operations or financial position.

Emerald Holding, Inc.

Unaudited Condensed Combined Balance Sheet

September 30, 2021

(in millions)	Historical Emerald Holding, Inc.	Historical Anne Holland Ventures, Inc.	Transaction Accounting Adjustments		Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$303.6	$34.8	$(153.0)	4(a)	$185.4
Trade and other receivables, net of allowance of $0.9 million as of September 30, 2021	38.9	0.6	—		39.5
Prepaid expenses	9.2	0.9	(0.8)	4(h)	9.3
Total current assets	351.7	36.3	(153.8)		234.2
Noncurrent assets
Property and equipment, net	3.8	0.2	(0.2)	4(d)	3.8
Intangible assets, net	248.0	0.3	30.1	4(e)	278.4
Goodwill	407.9	0.8	113.0	4(f)	521.7
Right-of-use assets	16.3	—	—		16.3
Other noncurrent assets	2.4	—	—		2.4
Total assets	$1,030.1	$37.6	$(10.9)		$1,056.8
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ (Deficit) Earnings
Current liabilities
Accounts payable and other current liabilities	$54.1	$0.5	$1.9	4(g), 4(k)	$56.5
Cancelled event liabilities	21.6	—	—		21.6
Deferred revenues	83.0	20.0	(18.7)	4(b)	84.3
Right-of-use liabilities, current portion	4.5	—	—		4.5
Term loan, current portion	5.7	—	—		5.7
Total current liabilities	168.9	20.5	(16.8)		172.6
Noncurrent liabilities
Term loan, net of discount and deferred financing fees	512.0	1.0	(1.0)	4(h)	512.0
Deferred tax liabilities, net	2.3	—	—		2.3
Right-of-use liabilities	14.0	—	—		14.0
Other noncurrent liabilities	11.8	0.1	23.9	4(i)	35.8
Total liabilities	709.0	21.6	6.1		736.7
Commitments and contingencies
Redeemable convertible preferred stock
7% Series A Redeemable Convertible Participating Preferred stock, $0.01 par value; authorized shares September 30, 2021, 80,000; 71,442 shares issued and outstanding at September 30, 2021	424.6	—	—		424.6
Stockholders’ (deficit) earnings
Common stock, $0.01 par value; authorized shares: 800,000; issued and outstanding shares: 70,400 at September 30, 2021	0.7	—	—		0.7
Additional paid-in capital	661.8	0.1	(0.1)	4(c)	661.8
Accumulated deficit	(766.0)	15.9	(16.9)	4(c), 4(k)	(767.0)
Total stockholders’ (deficit) earnings	(103.5)	16.0	(17.0)		(104.5)
Total liabilities, redeemable convertible preferred stock and stockholders’ (deficit) earnings	$1,030.1	$37.6	$(10.9)		$1,056.8

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

Emerald Holding, Inc.

Unaudited Condensed Combined Statement of Loss and Comprehensive Loss

Nine Months Ended September 30, 2021

(in millions)	Historical Emerald Holding, Inc.	Historical Anne Holland Ventures, Inc.	Transaction Accounting Adjustments		Pro Forma Combined
Revenues	$104.4	$1.9	$—		$106.3
Other income	17.5	16.3	—		33.8
Cost of revenues	41.3	0.3	—		41.6
Selling, general and administrative expense	102.7	5.5	—		108.2
Depreciation and amortization expense	36.1	0.1	5.0	4(j)	41.2
Operating (loss) income	$(58.2)	$12.3	$(5.0)		$(50.9)
Gain on paycheck protection loan forgiveness	—	2.5	—		2.5
Interest expense, net	12.0	—	—		12.0
(Loss) income before income taxes	$(70.2)	$14.8	$(5.0)		$(60.4)
Provision for (benefit from) income taxes	0.6	(0.1)	(1.2)	4(l)	(0.7)
Net (loss) income and comprehensive (loss) income	$(70.8)	$14.9	$(3.8)		$(59.7)
Accretion to redemption value of redeemable preferred stock	(26.3)	—	—		(26.3)
Net (loss) income and comprehensive (loss) income attributable to common stockholders	$(97.1)	$14.9	$(3.8)		(86.0)
Basic loss per share	(1.35)				(1.20)
Diluted loss per share	(1.35)				(1.20)
Basic weighted average common shares outstanding	71,719				71,719
Diluted weighted average common shares outstanding	71,719				71,719

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

Emerald Holding, Inc.

Unaudited Condensed Combined Statement of Loss and Comprehensive Loss

Year Ended December 31, 2020

(in millions)	Historical Emerald Holding, Inc.	Historical Anne Holland Ventures, Inc.	Transaction Accounting Adjustments		Pro Forma Combined
Revenues	$127.4	$3.3	$—		$130.7
Other income	107.0	—	—		107.0
Cost of revenues	57.6	1.6	—		59.2
Selling, general and administrative expense	118.6	8.8	1.0	4(k)	128.4
Depreciation and amortization expense	48.6	0.2	11.3	4(j)	60.1
Goodwill impairment charges	603.4	—	—		603.4
Intangible asset impairment charges	76.8	0.8	—		77.6
Operating loss	$(670.6)	$(8.1)	$(12.3)		$(691.0)
Interest expense, net	20.6	—	—		20.6
Loss before income taxes	$(691.2)	$(8.1)	$(12.3)		$(711.6)
Benefit from income taxes	(57.6)	—	(2.8)	4(l)	(60.4)
Net loss and comprehensive loss	$(633.6)	$(8.1)	$(9.5)		$(651.2)
Accretion to redemption value of redeemable preferred stock	(15.6)	—	—		(15.6)
Net loss and comprehensive loss attributable to common stockholders	$(649.2)	$(8.1)	$(9.5)		$(666.8)
Basic loss per share	(9.09)				(9.33)
Diluted loss per share	(9.09)				(9.33)
Basic weighted average common shares outstanding	71,431				71,431
Diluted weighted average common shares outstanding	71,431				71,431

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

Emerald Holding, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1.	Description of the Transaction

On December 31, 2021 (the “Closing Date”), Emerald X, LLC (“Emerald X”), a Delaware limited liability company and wholly owned subsidiary of Emerald Holding Inc. (“Emerald” or the “Company”), executed an asset purchase agreement to acquire substantially all of the assets and assume certain liabilities associated with the business known and operated as MJBiz from Anne Holland Ventures, Inc. (“AHV”), a Rhode Island corporation, (the “MJBiz Acquisition”) for a total estimated purchase price of $142.2 million, which included an initial cash payment of $118.2 million and contingent consideration with an estimated fair value of $24.0 million.

2.       Basis of Presentation

The unaudited pro forma condensed combined financial information is based on the historical audited consolidated financial statements of Emerald appearing in Emerald’s Annual Report on Form 10-K/A for the year ended December 31, 2020; the unaudited condensed consolidated financial statements of Emerald appearing in Emerald’s Form 10-Q for the quarterly period ended September 30, 2021; the audited consolidated financial statements of Anne Holland Ventures, Inc. (“AHV”) for the years ended December 31, 2020 and 2019; and the unaudited condensed consolidated financial statements of AHV as of and for the nine months ended September 30, 2021, filed as Exhibits 99.1, Anne Holland Ventures, Inc. and Subsidiary audited financial statements as of and for the fiscal years ended December 31, 2020 and 2019, and 99.2, Anne Holland Ventures, Inc. and Subsidiary unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2021 and 2020, respectively, to Emerald’s Current Report on Form 8-K/A (the “Form 8-K/A”) to which the following unaudited pro forma condensed combined financial information is being filed as Exhibit 99.3, as adjusted to illustrate the estimated pro forma effects of the MJBiz acquisition. The unaudited pro forma balance sheet gives effect to the MJBiz Acquisition as if it had occurred on September 30, 2021.  The unaudited pro forma statements of operations give effect to the MJBiz Acquisition as if it had occurred as of January 1, 2020.

The unaudited pro forma combined financial statements have been prepared in accordance with Article 11 of Regulation S-X and have been derived from, and should be read in conjunction with, the accompanying notes to the unaudited pro forma combined financial statements and the historical consolidated financial statements and accompanying notes.  The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable.  The pro forma adjustments and certain assumptions underlying these adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma financial information.  In addition, the unaudited pro forma financial information has been compiled in accordance with the accounting policies of Emerald as set out in the historical financial statements of Emerald included in its Annual Report on Form 10-K/A for the year ended December 31, 2020 except for that in 2021 the Company elected to early adopt ASU 2021-08: Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, as reflected in the unaudited pro forma financial information.  There are no material differences between accounting policies of Emerald and AHV that would require adjustments or reclassification to conform to Emerald’s accounting policies.

The transaction accounting adjustments are described in the accompanying notes to the unaudited pro forma financial information.  In the opinion of Emerald’s management, based on reviews of AHV’s historical audited consolidated financial statements for the year ended December 31, 2020 and the unaudited condensed consolidated financial statements for the nine months ended September 30, 2021, review of trial balances, certain discussions with AHV’s management and other procedures, all material adjustments have been made to state fairly, in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786, the pro forma financial information.

The unaudited pro forma financial information was prepared using the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations (“ASC 805”), with all assets and liabilities assumed recognized and measured at assumed acquisition date fair value (as defined in Accounting Standards Codification 820, Fair Value Measurement (“ASC 820”) and transaction costs expensed

Emerald Holding, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

as incurred.  The excess of purchase price over the fair value of assets acquired and liabilities assumed is allocated to goodwill.

The unaudited pro forma financial information presented is for illustrative purposes only and is not necessarily indicative of financial position or results of operations that would have been realized if the MJBiz Acquisition had been completed on the dates indicated, nor is it indicative of future operating results or financial position.  The unaudited pro forma financial information does not reflect any synergies that Emerald may achieve as a result of the MJBiz Acquisition, the costs to integrate the operations of MJBiz or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.  Within the unaudited pro forma information, certain historical AHV financial statement line items have been reclassified to conform to the Company’s historical consolidated financial statement presentation.

3.       Acquisition Accounting

The allocation of the purchase price is based on management’s estimates of the fair value of the assets acquired and liabilities assumed for a total estimated purchase price of $142.2 million, which included an initial cash payment of $118.2 million and contingent consideration with an estimated fair value of $24.0 million. These estimates, based on management’s judgement and analysis, resulted in the following allocation of purchase price:

(in millions)	September 30, 2021
Trade and other receivables	$0.6
Prepaid expenses	0.1
Goodwill	113.8
Intangible assets	30.4
Deferred revenues	(1.3)
Other current liabilities	(1.4)
Purchase price	$142.2

Net assets acquired do not include $1.0 million of transaction fees and expenses which represent costs that cannot be capitalized and should be expensed in accordance with ASC 805 guidance.

The summary of estimated fair values and remaining useful lives of identifiable intangible assets are as follows:

(in millions)	Fair Value	Estimated Useful Life
Customer relationships	$23.3	5 Years
Trade names	7.1	10 Years
Total	$30.4

Goodwill reflects the estimate of the excess of the purchase price over the fair value of the identifiable assets acquired and liabilities assumed in the MJBiz Acquisition and is not amortized.

4.     Transaction Accounting Adjustments

As a part of the MJBiz Acquisition, Emerald did not acquire the AHV Cash and cash equivalents, certain Prepaid expenses, certain Property and equipment, net, certain Accounts payable and other current liabilities and certain Other long-term liabilities.  In addition, Emerald did not assume the AHV Paycheck protection loan payable.

Emerald Holding, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

The transaction accounting adjustments to the Unaudited Condensed Combined Balance Sheet as of September 30, 2021:

(a)	Reflects the adjustments to Cash and cash equivalents, prepared as if the MJBiz Acquisition had occurred on September 30, 2021:
(in millions)
Elimination of AHV's cash & cash equivalents not acquired	$(34.8)
Cash paid to AHV sellers	(118.2)
Transaction accounting adjustments	$(153.0)
(b)

Reflects the adjustments to Deferred revenues, prepared as if the MJBiz Acquisition had occurred on September 30, 2021.  The transaction accounting adjustment is attributable to the change in the Deferred revenues balance from September 30, 2021 to December 31, 2021, resulting from normal business operations:

(in millions)
Elimination of AHV's deferred revenue	$(20.0)
Deferred revenue from the MJBiz Acquisition	1.3
Transaction accounting adjustments	$(18.7)
(c)	Reflects the impact of eliminating historical equity balances of AHV as of September 30, 2021.
(d)	Reflects the purchase accounting adjustment for the estimated property and equipment not acquired, prepared as if the MJBiz Acquisition had occurred on September 30, 2021:
(in millions)
Elimination of AHV's property and equipment not acquired	$(0.2)
Transaction accounting adjustments	$(0.2)
(e)	Reflects the purchase accounting adjustment for the intangible assets based on the acquisition method of accounting, prepared as if the MJBiz Acquisition had occurred on September 30, 2021:
(in millions)
Elimination of AHV's intangible assets	$(0.3)
Fair value of intangible assets from the MJBiz Acquisition	30.4
Transaction accounting adjustments	$30.1
(f)

Reflects the elimination of AHV’s goodwill and recognition of the estimate of goodwill for the purchase price consideration in excess of fair value of net assets acquired, prepared as if the MJBiz Acquisition had occurred on September 30, 2021.  Refer to Note 3 for additional information on the goodwill expected to be recognized as of the acquisition date:

(in millions)
Elimination of AHV's goodwill	$(0.8)
Fair value of goodwill assets from the MJBiz Acquisition	113.8
Transaction accounting adjustments	$113.0

Emerald Holding, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(g)

Reflects the elimination of AHV’s Accounts payable and other current liabilities not assumed by Emerald in the MJBiz Acquisition and the fair value of current liabilities based on the acquisition method of accounting, prepared as if the MJBiz Acquisition had occurred on September 30, 2021.  A majority of the $1.4 million in Other current liabilities related to a retention bonus payable:

(in millions)
Elimination of AHV's Accounts payable and other current liabilities not assumed	$(0.5)
Fair value of Other current liabilities assumed in the MJBiz Acquisition	1.4
Transaction accounting adjustments	$0.9
(h)

Reflects the elimination of $0.8 million in prepaid assets and a stockholder loan payable of $1.0 million not acquired or assumed by Emerald in the MJBiz Acquisition, prepared as if the MJBiz Acquisition had occurred on September 30, 2021

(i)

Reflects the elimination of AHV’s Other long-term liabilities not acquired by Emerald and contingent consideration recorded based on the acquisition method of accounting, prepared as if the MJBiz Acquisition had occurred on September 30, 2021.  The contingent consideration liability is based on average EBITDA growth targets and is expected to be paid in 2023:

(in millions)
Elimination of AHV's Other long term liabilities	$(0.1)
Fair value of contingent consideration based on the acquisition method of accounting	24.0
Transaction accounting adjustments	$23.9

The transaction accounting adjustments to the Unaudited Condensed Combined Statement of Loss and Comprehensive Loss for the nine months ended September 30, 2021 and the year ended December 31, 2020:

(j)

Reflects the purchase accounting adjustments assuming the MJBiz Acquisition occurred on January 1, 2020.  The following table summarizes the adjustments to depreciation and amortization expense as a result of this adjustment.  The amortization of acquired trade names and customer relationships is based on the expected pattern of economic benefit used to calculate their fair values:

(in millions)	Nine months ended September 30, 2021	Year ended December 31, 2020
Depreciation and amortization expense from the MJBiz Acquisition, net	5.0	11.3
Transaction accounting adjustments	$5.0	$11.3
(k)	Reflects $1.0 million in transaction fees and expenses incurred by Emerald with relation to the MJBiz Acquisition.
(l)

Reflects a 24.9% statutory tax rate (21% federal tax and 3.9% state tax, net of federal benefit) and a 22.9% statutory tax rate (21% federal tax and 1.9% state tax, net of federal benefit) for the nine-months ended September 30, 2021 and the year ended December 31, 2020, respectively.  The tax benefit is calculated by applying the statutory rates for their respective periods to the transaction accounting adjustment loss.